Exhibit 99.6
CLINICAL DATA, INC. ANNOUNCES $50 MILLION CONVERTIBLE DEBT FINANCING
- Two Phase III Therapeutic Programs Advancing Toward Key Milestones -
NEWTON, MA — February 26, 2009, Clinical Data, Inc. (NASDAQ:CLDA) today announced that it has completed a $50 million convertible debt financing with New River Management V, LP and another affiliate of Randal J. Kirk, Chairman of Clinical Data’s Board of Directors. The primary use of the capital will be to advance the Company’s two late-stage therapeutic programs through key milestone events anticipated this year including: 1) the completion of its second Phase III registration trial and planned new drug application (NDA) filing for vilazodone™, a first-in-class drug candidate for the treatment of depression, and 2) the initiation of its Phase III clinical program for Stedivaze™, a potential best-in-class cardiac stress agent.
The transaction consists of unregistered convertible notes payable eight years from the date of issuance, bearing interest at a rate of 9.72% annually. In addition, the Company may not prepay the notes for the first two years from the date of issuance without prior approval from the investors. The outstanding principal balance of the notes may be converted into 6,110,600 shares of Clinical Data common stock at the option of the investors, at any time, at a price equal to the closing market price on February 25, 2009 of $8.12 plus $0.0625 per share.
As part of the transaction, investors also received two tranches of warrants with a term of five years. The first tranche of warrants grant investors the right to purchase 1,527,650 shares of Clinical Data common stock at $8.12 per share, an exercise price equal to the closing market price on February 25, 2009. The second tranche of warrants grant investors the right to purchase an additional 1,527,650 shares of Clinical Data common stock at $9.74 per share, which is 20% greater than the closing market price on February 25, 2009.
“The terms of the financing demonstrate the continued support of a committed, long-term investor and provide us with essential funding for our two Phase III clinical programs which are approaching key milestones over the next three to six months,” said Drew Fromkin, President and CEO of Clinical Data. “These late-stage drug candidates address large, rapidly growing markets where new and clearly differentiated products are needed, and as such, we are devoting the majority of our resources toward realizing their full commercial potential. The increasing value of these assets is evidenced by the growing interest we continue to receive from potential partners both here and abroad.”
Mr. Fromkin continued, “We have also been building a pipeline of targeted therapeutics and successful diagnostic products that offer multiple opportunities for partnerships and collaborations. These include our highly selective adenosine compounds, the FAMILION cardiac testing business which is growing at over 100% annually, and our Fc gamma program that is focused on developing predictive tests for response to IgG1 monoclonal antibodies. We anticipate closing several strategic business transactions related to some of these assets and others in the coming months.”
Clinical Data management also noted that as part of its transformation to a biotechnology company with late-stage therapeutics, the Company has been engaged in an ongoing review process to ensure optimal use of its resources and an intensified focus on these high-value assets. As a result, Clinical Data has identified opportunities to create further near-term value and cost savings by out-licensing or discontinuing the development of non-core programs. Significant progress has been made toward achieving this goal and the Company expects to realize the value of some of these efforts over the next several quarters.
In connection with the financing, Clinical Data has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the registration of the common stock issuable upon conversion of the notes and upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.
For additional information, please refer to Clinical Data’s current report on Form 8-K filed with the Securities and Exchange Commission with respect to this transaction.
About Clinical Data, Inc.
Clinical Data is a global biotechnology company unlocking the potential of molecular discovery, From Targeted Science to Better Healthcare®. The Company’s PGxHealth® division is utilizing its biomarker expertise and intellectual property to develop and commercialize targeted therapeutics, as well as pharmacogenetic tests that detect serious diseases and help predict drug safety and efficacy, thereby reducing health care costs. Its Cogenics® division provides genomics services to both research and regulated environments. Through these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and health plans worldwide. To learn more, please visit the Company’s website at www.clda.com.
For More Information

Theresa McNeely
VP, Corporate Communications
Clinical Data, Inc.
(617) 527-9933 x 3373
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”,

“believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to successfully integrate the operations, business, technology and intellectual property obtained in our acquisitions; our ability to obtain regulatory approval for, and successfully introduce our products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether the proceeds of the convertible note financing will be adequate to fund our operations through our key milestone dates; whether any of our therapeutic products will advance further in the clinical trials process and whether and when, if at all, any of our therapeutic products will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether our therapeutic products will be successfully marketed if approved; the extent to which genetic markers are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from our acquisitions; our ability to enter into strategic transactions on favorable terms; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; whether we will be able to develop or acquire additional products and attract new business and strategic partners; changes in government regulations, and changing relationships with customers, payers, suppliers and strategic partners; and those risks identified and discussed by Clinical Data in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, and Current Reports on Form 8-K filed from time to time by the Company.
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